UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LA ROSA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-1641189
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(Address of principal executive offices and zip code)

(321) 250-1799

(Registrant’s telephone number, including area code)

Copies To:

Ross D. Carmel, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018

Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Tradeable Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264372.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

 The Company hereby incorporates by reference herein the description of its common stock, par value $0.0001 (the “Common Stock”), to be registered hereunder, set forth under the heading “Description of the Securities—Common Stock” in the Company’s Amendment No. 5 to Form S-1 (File No. 333-264372), filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 6, 2023, which amended the Company’s initial Registration Statement on Form S-1, originally filed with the Commission on April 19, 2022, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (each, a “Rule 424(b) Prospectus”), which information shall be deemed to be incorporated herein by reference.

The description of the tradeable Warrants to purchase Common Stock (the “Warrants”) of the Company, to be registered hereunder, is contained in the section titled “Description of the Securities—Warrants Issued in this Offering” in the Company’s Amendment No. 5 to Form S-1 and any Rule 424(b) Prospectus, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits section of the Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA ROSA HOLDINGS CORP.

Dated: January 6, 2023	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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